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                                                                    EXHIBIT 10.7

                                                            DRAFT: APRIL 2, 2002

                                DEED OF HYPOTHEC

ON THE THIRD (3rd) DAY OF APRIL, TWO THOUSAND TWO (2002).

BEFORE Mtre Sonia Rainville, the undersigned notary for the Province of Quebec, practicing at Montreal.

APPEARED: BNY TRUST COMPANY OF CANADA, in its capacity as holder of the power of attorney (FONDE DE POUVOIR) of the Holders (as hereinafter defined) in the meaning of Section 2692 of the Civil Code of Quebec a legal person constituted under the laws of Canada, having its head office at 4 King Street, Suite 1101, City of Toronto, Province of Ontario, M5H 1B6, herein acting and represented by Larry Olsen, its Vice-president, hereunto authorized pursuant to a resolution adopted on the twenty-sixth day of October, two thousand one (October 26, 2001), a certified copy whereof remains annexed hereto after having been acknowledged as true and signed for identification by the said representative in the presence of the undersigned Notary. Notice of its address will be registered at the Register of Personal and Movable Real Rights concurrently herewith.

                                            (hereinafter the "COLLATERAL AGENT")

                                                         PARTY OF THE FIRST PART

AND:      SLM TRADEMARK ACQUISITION CANADA CORPORATION, a legal person constituted under the Canada Business Corporation Act and continued under the laws of New-Brunswick, having its head office at 44, Chipman Hill, 10th Floor, City of Saint-John, Province of New-Brunswick, E2L 2A9, and its chief executive office at 3500 De Maisonneuve Boulevard, Suite 800, City of Montreal, Province of Quebec, H3Z 3C1, herein acting and represented by Robert Desrosiers, its Secretary, duly authorized pursuant to a resolution adopted by its Board of
Directors on the       day of      , two thousand two (     , 2002),,
a certified copy whereof remains annexed hereto after having been acknowledged as true and signed for identification by said representative in the presence of the undersigned Notary.

                                                     (hereinafter the "GRANTOR")

                                                        PARTY OF THE SECOND PART

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WHEREAS the Grantor is a party to an Indenture (as defined below);

WHEREAS the Collateral Agent has been appointed pursuant to the Indenture to act as holder of the power of attorney (FONDE DE POUVOIR) of the Holders for the purpose of hypothecs securing the repayment of the Notes Canadian Collateral Agency Agreement;

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS HEREIN CONTAINED, THE PARTIES HERETO HAVE AGREED AS FOLLOWS:

1.   INTERPRETATION

     1.1  DEFINITIONS

     The following terms and expressions, wherever used in this Deed, shall, unless there be something in the context inconsistent therewith, have the following meanings:

          1.1.1 "BUSINESS DAY" has the meaning attributed to such term in the Indenture;

          1.1.2 "CANADIAN DOLLARS" or "CDN.$" means the currency having legal tender in Canada;

          1.1.3   "COLLATERAL" shall have the meaning ascribed to it in
                  Section 3 hereof;

          1.1.4 "CANADIAN COLLATERAL AGENCY AGREEMENT" means the collateral agency agreement dated as of the third day of April, two thousand two (April 3, 2002) entered into between, among others, the Trustee and the Collateral Agent, as such may be amended, supplemented, restated or replaced from time to time;

          1.1.5 "COLLATERAL AGENT" means the Party of the First Part as holder of the power of attorney (FONDE DE POUVOIR) of the Holders in the meaning of Section 2692 of the Civil Code of Quebec and in accordance with the Indenture;

          1.1.6 "EVENT OF DEFAULT" has the meaning attributed to such term in the Indenture;

          1.1.7 "GRANTOR" means the Party of the Second Part and any of its permitted successors or assigns;

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          1.1.8   "HOLDERS" means the holders of Notes issued from time to time in accordance with the Indenture;

          1.1.9 "INDENTURE" means the indenture dated as of the third day of April, two thousand two (April 3, 2002) between, among others, The Hockey Company, as Issuer and Parent Guarantor, Sport Maska Inc., as Subsidiary Issuer and Guarantor, Bank of
                  New York, as Trustee, and each Subsidiary Guarantors named therein (including the Party of the Second Part), as Guarantors, and providing for the issue of Units consisting of Notes of the Hockey Company and of Sport Maska Inc., as same may be amended, supplemented, restated or replaced from time to time;

          1.1.10 "INTERCREDITOR AGREEMENT" means the intercreditor agreement dated as of the third day of April two thousand two
                  (April 3, 2002) between, among others, General Electric Capital Corporation, General Electric Capital Canada Inc., the Collateral Agent and the Trustee, as amended, supplemented or replaced from time to time;

          1.1.11 "NOTES" has the meaning attributed to such term in the Indenture;

          1.1.12 "PERMITTED LIENS" has the meaning attributed to such term in the Indenture;

          1.1.13 "SECURED OBLIGATIONS" means all of the obligations, liabilities and indebtedness of the Grantor to the Holders, the Trustee or the Collateral Agent from time to time, whether present or future, absolute or contingent, liquidated or unliquidated, as principal or as surety, alone or with others, of whatsoever nature or kind, in any currency or otherwise, under:

                    i) the Notes;

                    ii) the Indenture;

                    iii) the Collateral Agreements (including this Deed); and

                    iv) the Canadian Collateral Agency Agreement;

                  or anyone or more of the foregoing as the same may be amended, supplemented, restated or replaced from time to time, and any other document or agreement executed by the Grantor in connection therewith;

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          1.1.14  "THIS DEED", "THESE PRESENTS", "HEREIN", "HEREBY",
                  "HEREUNDER", "HEREOF" and similar expressions refer to this Deed as it may be amended, supplemented or replaced from time to time;

          1.1.15 "TRUSTEE" means Bank of New York, in its capacity as Trustee under the Indenture, acting on behalf of the Holders of the Notes, and shall include any successor or additional Trustee that may be appointed in accordance with the provisions of the Indenture.

     All other capitalized terms and expressions used herein and not expressly defined herein shall, unless there be something in the context inconsistent therewith, have the same meaning as that attributed to them in the Indenture.

     1.2  GENDER

     Unless there be something in the context inconsistent therewith, words importing the masculine gender shall include the feminine gender and vice versa.

     1.3  HEADINGS

     The division of this Deed into Sections, subsections and Sections and the insertion of titles are for convenience of reference only and do not affect the meaning or the interpretation of the present Deed. Unless otherwise indicated, a reference to a particular Section, subsection or Section is a reference to the particular Section, subsection or Section in this Deed.

     1.4  DELAYS AND CALCULATION OF DELAYS

     The delays provided hereunder are calculated simultaneously with the delays imposed by law and are not in addition to such delays. In the calculation of delays, the first day is not included but the last is. When the date on which a delay expires or a payment has to be made or an act has to be done is not a Business Day, the delay expires or the payment must be made or the act must be done on the next following Business Day, unless the context indicates otherwise.

2.   APPOINTMENT OF THE FONDE DE POUVOIR

     Subject to the Indenture and the Canadian Collateral Agency Agreement and to the extent required, the Grantor hereby irrevocably appoints BNY Trust Company of Canada, BNY Trust Company of Canada irrevocably accepts (subject to and in accordance with the Indenture or Canadian Collateral Agency Agreement) to act as FONDE DE POUVOIR ("person holding the power of attorney") as contemplated in Section 2692 of the CIVIL CODE OF QUEBEC for the purposes hereof.

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3.   HYPOTHEC: DESCRIPTION OF COLLATERAL

     The Grantor hereby hypothecates in favour of the Collateral Agent, for its own benefit and for the benefit of the Holders, the universality of the Grantor's immovable and movable property, corporeal and incorporeal, present and future, of whatever nature and kind and wherever situated (the "COLLATERAL"), hereinafter referred to as the "HYPOTHEC"), the whole including without limitation, but excluding the property specifically excluded hereinafter in
Section 3.11, the following universalities of present and future properties:

     3.1  IMMOVABLES

     All the immovable properties of the Grantor, along with all property permanently physically attached or joined thereto so as to ensure the utility thereof (including the heating and air conditioning apparatus and watertanks) and which become immovable by the effect of law (the said properties being collectively hereinafter referred to as the "IMMOVABLES").

     3.2  RENTALS, REVENUES AND LEASES OF IMMOVABLES

     All rentals, annuities and revenues which are or may be produced by the Immovables as well as any other right of the Grantor in any lease, present and future, which may affect such Immovables.

     3.3  RENTAL INSURANCE

     Proceeds of any insurance covering losses of revenue and rentals described in Section 3.2 above.

     3.4  INVENTORIES

     All property in stock or inventory of every nature and kind of the Grantor whether in its possession, in transit or held on its behalf, including raw materials, work in progress, finished goods or other materials, goods manufactured or transformed, or in the process of being so, by the Grantor or by others, packaging materials, property evidenced by bill of lading, mineral substances, hydrocarbons and other products of the soil as well as all fruits thereof from the time of their extraction (hereinafter the "INVENTORY").

     The Inventory held by third parties under a lease agreement, a leasing contract, a franchise or license agreement, or any other agreement entered into with or on behalf of the Grantor, is also subject to this Hypothec.

     When property forming part of the Inventory is alienated by the Grantor in favour of a third person but the Grantor has retained title to such Inventory pursuant to a reservation of ownership provision, such title of ownership shall remain charged by the Hypothec until title is transferred; any Inventory the ownership of which

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reverts to the Grantor pursuant to the resolution or resiliation of any agreement or following its repossession is also subject to the Hypothec.

     3.5  CLAIMS, BOOK DEBTS AND OTHER MOVABLE PROPERTY

          3.5.1  CLAIMS, RECEIVABLES AND BOOK DEBTS

          All of the Grantor's claims, accounts receivable, debts, demands and choses in action, whatever their cause or nature, whether or not they are certain, liquid or exigible; whether or not evidenced by any title (and whether or not such title is negotiable), notes, acceptances, bills of exchange or drafts; whether litigious or not; whether or not they have been previously or, such as work in progress, are to be invoiced; whether or not they constitute book debts hereof. Hypothecated claims shall include: (i) indemnities payable to the Grantor under any and all risk insurance policy concerning the Inventory, (ii) the sums owing to the Grantor in connection with interest or currency exchange contracts and other treasury or hedging instruments, management of risks or derivative instruments existing in favour of the Grantor ("SWAPS"), (iii) the Grantor's rights in any credit balances, monies or deposits in accounts held for it by the Collateral Agent (subject to the Collateral Agent's compensation or set-off rights) or by any financial institution or any other Person.

          3.5.2  CONTRACTS, PERMITS AND RIGHTS OF ACTION

          All of the Grantor's rights, titles and interest in, to and under all contracts, agreements, licenses, permits, lease, sub-leases, deeds, present and future to the extend permitted by the terms thereof; and all renewals thereof together with the present and continuing right to make a claim thereunder and to enforce or cause the enforcement of all of the said rights, titles and interest of the Grantor.

          3.5.3  ACCESSORIES

          The hypothecs, security interests, security agreements, guarantees, suretyships, notes, acceptances and accessories to the claims and rights described above and other rights relating thereto (including, without limitation, the rights of the Grantor in its capacity as seller under any instalment sale, with respect to the claims hereby hypothecated which are the result of such sale).

          3.5.4  MOVABLE PROPERTY

     All movable property owned by the Grantor and covered by the instalment sales mentioned in Sub-section 3.5.3 hereof.

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     A right or a claim shall not be excluded from the Collateral merely because: (i) the debtor thereof is not domiciled in the Province of Quebec or
(ii) the debtor thereof is an affiliate (as such term is defined in the CANADA BUSINESS CORPORATIONS ACT) of the Grantor (regardless of the law of the jurisdiction of its incorporation) or (iii) such right or claim is not related to the ordinary course of business or the operations of the Grantor.

     3.6  SECURITIES

     All securities (including shares, debentures, units, bonds, obligations, rights, options, warrants, debt securities, investment certificates, units in mutual funds, certificates or other instruments representing such property) now or hereafter owned by the Grantor or held by the Grantor or on its behalf, including without limitation those issued or which will be issued by the corporations or partnership listed in Schedule "A" hereof (Section 19.1), but excluding those subject to a negative pledge, or by any corporation or partnership successor thereto pursuant to an amalgamation or any other reorganization as well as all those which are delivered by the Grantor to the Collateral Agent or to a third party on its behalf from time to time (the "Shares").

     3.7  EQUIPMENT AND ROAD VEHICLES

     The equipment, office furniture, appliances, supplies, apparatus, tools, patterns, models, dies, blueprints, fittings, furnishings, fixtures, machinery, rolling stock (including road vehicles) of the Grantor, including additions and accessories and spare parts.

     3.8  TRADE-MARKS AND OTHER INTELLECTUAL PROPERTY RIGHTS

     All of the Grantor's rights in any trade-mark, copyright, industrial design, patent, goodwill, invention, trade name, trade secret, trade process, license, permit, franchise, know-how, plant breeders' right, integrated circuit topography and in any other intellectual property right, including any application or registration relating thereto if any, improvements and modifications thereto as well as rights in any claim against third parties in connection with the protection of any such intellectual property rights or infringement thereto, in Canada or abroad.

     3.9  FRUITS AND REVENUES

     All cash, profits, proceeds, fruits, dividends, rights and revenues which are or may be produced by or declared or distributed with respect to the Collateral or in exchange thereof as well as the proceeds of the Collateral, including without limitation any property, equipment, negotiable instrument, bill, commercial paper, security, money, compensation for expropriation remitted, given in exchange or paid pursuant to a sale, repurchase, distribution or any other transaction with respect to the Collateral.

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     3.10 RECORDS AND OTHERS

     All records, data, vouchers, invoices and other documents related to the Collateral described above, including without limitation, computer programs, disks, tapes and other means of electronic communications of the Grantor, as well as the rights of the Grantor to recover such property from third parties, receipts, customer lists, distribution lists, directories and other similar property of the Grantor.

     Any and all Collateral which is acquired, transformed or manufactured after the date of this Deed shall be charged by the Hypothec, (i) whether or not such property has been acquired in replacement of other Collateral which may have been alienated by the Grantor in the ordinary course of business, (ii) whether or not such property results from a transformation, mixture or combination of any Collateral and (iii) in the case of securities, whether or not they have been issued pursuant to the purchase, redemption, conversion or cancellation or any other transformation of the charged securities, and without the Collateral Agent being required to register or re-register any notice whatsoever, the property charged under the Hypothec being the universality of the Grantor's present and future movable property.

     3.11 EXCLUSIONS

     However, in no event shall the Collateral include, and the Grantor shall not be deemed to have granted a hypothec on, any rights under any agreement, contract, right, franchise, license or permit to the extent that the creation of the Hypothec therein would constitute a breach of the terms thereof or allow any person to terminate any such rights; provided that Grantor shall hold its interest in such rights in trust for and shall hypothecate such rights to Collateral Agent forthwith upon obtaining the consent of the party thereto and, pending such assignment shall stand possessed of such rights to assign the same as Collateral Agent shall direct.

4.   AMOUNT OF THE HYPOTHEC

     The amount for which the Hypothec is granted is a principal amount of Three Hundred Million Canadian Dollars (Cdn.$300,000,000) with interest thereon from the date of this Deed at the rate of twenty-five percent (25%) per annum.

5.   SECURED OBLIGATIONS

     The Hypothec shall secure payment of the Secured Obligations and shall subsist notwithstanding any fluctuation or repayment of the Secured Obligations.

     The Hypothec further secures the payment of all sums due or to become due pursuant to this Deed and the performance of all obligations provided for under this Deed.

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     Any future obligation hereby secured shall be deemed to be one in respect of which the Grantor has once again obliged itself hereunder according to the provisions of Section 2797 of the CIVIL CODE OF QUEBEC.

6.   ADDITIONAL PROVISIONS PERTAINING TO THE HYPOTHEC ON RENTAL INCOME AND
     LEASES

     With respect to any Immovables generating rentals and revenues:

     6.1  RENTS, ANNUITIES AND REVENUES COLLECTION

     The Collateral Agent hereby authorizes the Grantor to collect all rents, annuities and revenues which are rental income. Notwithstanding Section 2745 of the Civil Code of Quebec, such authorization may only be withdrawn by the Collateral Agent following the occurrence and during the continuance of an Event of Default in accordance with what is provided for by law; in such a case, the Collateral Agent may exercise as it deems appropriate, to the exclusion of the Grantor, all rights, claims, privileges and hypothecs (legal or conventional) of the Grantor in order to maintain, renew, grant or terminate any lease, and to further protect or collect rents, annuities and revenues from the Immovables.

     6.2  PURSUITS

     Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right to bring an action for recovery of rentals, impleading the Grantor, it being understood that the Collateral Agent shall be under no obligation to exercise such right and shall not be liable for any loss or damage which may result from its failure to collect such rentals.

7.   ADDITIONAL PROVISIONS TO THE HYPOTHEC ON CLAIMS

     7.1  AUTHORIZATION TO COLLECT

     Save for any other claims for which collection is otherwise dealt with pursuant to the Indenture or any Collateral Agreement, the Collateral Agent hereby authorizes the Grantor to collect all claims (collectively, the "HYPOTHECATED CLAIMS") subject to any provision of the Indenture. Such authorization may only be withdrawn following the occurrence and during continuance of an Event of Default by the Collateral Agent by written notice with respect to all or any part of the Hypothecated Claims, whereupon the Collateral Agent shall be free to collect any hypothecated claims and to exercise any of the rights referred to in Section 7.2 below. The Grantor shall then remit to the Collateral Agent all records, books, invoices, bills, contracts, titles, papers and other documents related to the Hypothecated Claims. If, after such authorization is withdrawn (and even if such

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withdraw is not yet registered or delivered to the holders of such claims), sums payable under such Hypothecated Claims and property are paid to the Grantor, it shall receive same as mandatary of the Collateral Agent and shall remit same to the Collateral Agent promptly without the necessity of any demand to this effect. Furthermore, until the occurrence and continuance of an Event of Default, the Grantor shall be specifically authorized to grant, in the ordinary course of its business, releases and discharges of security for claims which have been paid or otherwise settled. For greater certainty, the Collateral Agent shall not have the right to collect or otherwise deal with claim or other Collateral before the occurrence and during the continuance of an Event of Default.

     7.2  COLLECTION

     Following the occurrence and during the continuance of an Event of Default, the Collateral Agent shall be entitled to collect any and all Hypothecated Claims in accordance with what is provided for by law; it may further exercise any rights regarding such Hypothecated Claims and more particularly, it may grant or refuse any consent which may be required from the Grantor in its capacity as owner of such Hypothecated Claims, and shall not, in the exercise of such right, be required to obtain the consent of the Grantor or serve the Grantor any notice thereof, nor shall it be under any obligation to establish that the Grantor has refused or neglected to exercise such rights, and it may further grant delays, take or abandon any security, make arrangements with debtors of any Hypothecated Claims, make compromises, grant releases for good and valuable consideration and generally deal at its discretion with matters concerning all Hypothecated Claims without the intervention or consent of the Grantor.

8.   ADDITIONAL PROVISIONS TO THE HYPOTHEC ON SECURITIES

     Following the occurrence and during the continuance of an Event of Default, the Collateral Agent may transfer any securities or any part thereof into its own name or that of a third party appointed by it so that the Collateral Agent or its nominee(s) may appear as the sole registered holder, in which case:

     8.1  VOTING RIGHTS

     All voting rights and any other right attached to such securities may be exercised by the Collateral Agent (without any obligation of the Collateral Agent to do so) or on behalf of the Collateral Agent.

     8.2  REVENUES, DIVIDENDS AND OTHERS

     The Collateral Agent shall collect revenues, dividends and capital distributions and the Grantor shall cease to have any right thereto and the Collateral

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Agent may either hold same as Collateral or apply them in reduction of the
Secured Obligations.

     8.3  PROXY

     The Collateral Agent may give the Grantor a proxy, revocable at any time, authorizing it to exercise, in whole or in part, all voting rights and any other rights attached to such securities.

     For the purpose of this Section 8, the Grantor hereby irrevocably appoints, effective following the occurrence and during the continuance of an Event of Default, any officer or employee of the Collateral Agent as its attorney with full power of substitution and authority to execute such documents necessary to render effective the rights granted to the Collateral Agent pursuant to this
Section 8. Notwithstanding the above, for so long as no Event of Default has occurred, and is continuing, the Grantor shall be entitled to vote any and all securities and to give consents, waivers or ratifications in respect thereof, collect all cash dividends and otherwise dispose of and deal the securities in the ordinary course of business as permitted under the Indenture.

9.   ASSIGNMENT OF CLAIMS SUBJECT TO THE FINANCIAL ADMINISTRATION ACT

     The Grantor hereby assigns to the Collateral Agent by way of absolute assignment all its present and future claims which are subject to Sections 67 and 68 of the FINANCIAL ADMINISTRATION ACT, as collateral and continuing security of all Secured Obligations. The Collateral Agent may, at any time, fulfill any of the formalities required by law to make such transfer enforceable.

10.  REPRESENTATIONS AND WARRANTIES

     The Grantor hereby represents and warrants that:

     10.1 EXECUTION OF THIS DEED

     This Deed has been duly executed.

     10.2 BUSINESS OR FIRM NAMES

     It uses no business or firm name other than SLM Trademarks Acquisition Canada Corporation and its French version Corporation d'Acquisition de Marque de Commerce SLM Canada.

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     10.3 LOCATION OF COLLATERAL

     The Collateral other than the property referred to in Sections 3.5 and 3.6 hereinabove, is located in the premises described in Schedule "B" hereof (Section 19.2).

     10.4 CLAIMS SUBJECT TO THE FINANCIAL ADMINISTRATION ACT

     It does not hold title to any material claim referred to in Section 9.

     10.5 CLAIMS SECURED BY REGISTERED HYPOTHEC

     It does not hold title to any material claim by registered hypothec.

     10.6 DEFAULT

     It is not in default under the present Deed.

11.  COVENANTS

     The Grantor hereby covenants:

     11.1 INFORMATION

     To give notice in writing to the Collateral Agent:

          11.1.1 of any change whatsoever in its name and business names or, in any material respect, in the representations and warranties hereinabove mentioned in Section 10;

          11.1.2 of the name of any surety (guarantor) which may have guaranteed the payment of material claims hypothecated hereby and other Collateral mentioned in Section 3.5 hereof;

          11.1.3 of the existence of any material security, hypothec, prior claims or property right retained or assigned securing claims and other Collateral referred to in Section 3.5 hereof and, in such cases, to provide the Collateral Agent, upon demand, with satisfactory proof that such security or hypothec has been registered or published in accordance with applicable law in order for the rights of the Collateral Agent to be set up against third persons;

          11.1.4  of the existence and details of any new claim falling under
                  Section 9 hereof.

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     11.2 SECURITIES

     To deliver or cause to deliver the certificates or other titles evidencing the Shares to the Collateral Agent or its nominee(s);

     11.3 PRESERVATION OF THE HYPOTHEC

     To perform all acts and execute all deeds and documents (including notices of renewal) necessary to give full effect to the Hypothec and to ensure that it is at all times fully enforceable against third persons.

     11.4 EXPENSES

     The Grantor shall pay to the Collateral Agent on demand all of the Collateral Agent's reasonable costs, charges and expenses (including, without limitation, legal fees on a solicitor and his own client basis and any receiver's fees) in connection with the preparation, registration or amendment of this Deed, the perfection or preservation of the security hereby created, the enforcement by any means of any of the provisions hereof or the exercise of any rights, powers or remedies hereunder, including, without limitation, all such costs, charges and expenses in connection with taking possession of Collateral, carrying on the Grantor's business, collecting the Grantor's accounts and taking custody of, preserving, repairing, processing, preparing for disposition and disposing of Collateral, together with interest on such costs, charges and expenses from the dates incurred to the date of payment at the rate normally charged by the Collateral Agent on similar accounts.

     11.5 TITLE

     To ensure that its right of ownership in any Immovable, or in any material movable asset forming part of the Collateral in the hands or possession of any third party, remains enforceable against third parties, subject to applicable provisions of the Indenture and, accordingly, that such right has been registered or published, if registration or publication is required by law for the purpose of enforcement against third parties.

12.  COLLATERAL AGENT'S RECOURSES IN CASE OF DEFAULT

     12.1 EXERCISE OF RIGHTS

     Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may in its discretion and shall upon receipt of a written request of the Trustee, through its officers, agents or attorneys, exercise any right of action provided for under this Deed (and more particularly under this Section 10) or by law or in equity including without limitation any of the hypothecary rights provided for

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under Sections 2748 to 2794 of the CIVIL CODE OF QUEBEC and any rights or remedies provided to secured parties under any applicable personal property security legislation.

     12.2 RIGHTS OF THE COLLATERAL AGENT

     Whatever hypothecary rights the Collateral Agent elects to exercise or whatever rights or recourses the Collateral Agent elects to exercise either pursuant to the law of any other jurisdiction or in equity, the following provisions shall apply:

          12.2.1 the Collateral Agent may, in its discretion, at the Grantor's expense:

                  12.2.1.1   pursue the transformation of the Collateral or any
                         work in progress or unfinished goods comprised in the Collateral and complete the manufacture or processing thereof or proceed with any operations to which such property is submitted by the Grantor in the ordinary course of its business and acquire property for such purposes;

                  12.2.1.2   alienate or dispose of any Collateral which may be
                         obsolete, may perish or is likely to depreciate rapidly;

                  12.2.1.3   use for its benefit all information obtained while
                         exercising its rights;

                  12.2.1.4   perform any of the Grantor's obligations or
                         covenants hereunder;

                  12.2.1.5   exercise any right attached to the Collateral on
                         such conditions and in such manner as it may determine, acting reasonably, including, without restriction, the granting of licenses whether general or special or an exclusive or non exclusive basis, of any intellectual property charged hereunder;

                  12.2.1.6   for the exercise of any of its rights, utilize
                         without charge the Grantor's plant, equipment, machinery, process, information, records, computer programs and intellectual property; for the purposes hereof the Grantor shall, at the request of the Collateral Agent, execute a conditional trade-mark license agreement and a power of attorney with respect to intellectual property (in conformity with Section 13.9 hereof) both in favour of the Collateral Agent;

                  12.2.1.7   borrow monies or lend monies and, in such cases,
                         the monies borrowed or lent by the Collateral Agent shall bear interest at the rate then obtained or charged by the Collateral Agent for such borrowing or loan; these monies shall be reimbursed by the Grantor on demand and, until they have been repaid in full, such monies and interest thereon shall be secured by the present Hypothec and be paid in priority of any other sums secured hereunder;

                  12.2.1.8   maintain or repair, restore or renovate, begin or
                         complete any construction work on or related to the Collateral;

          12.2.2 the Collateral Agent shall exercise its rights in good faith in order to attempt to reduce the Secured Obligations, in a reasonable manner, taking into account all circumstances;

          12.2.3 the Collateral Agent may, directly or indirectly, purchase or otherwise acquire the Collateral;

          12.2.4 the Collateral Agent, when exercising its rights, may waive any right of the Grantor, with or without consideration therefor;

          12.2.5 the Collateral Agent shall have no obligation to make an inventory of the Collateral, to take out any kind of insurance with respect thereof or to grant any security whatsoever;

          12.2.6 the Collateral Agent shall not be bound to continue to carry on the Grantor's enterprise or to make any productive use of the Collateral or to maintain such property in operating condition;

          12.2.7 the Grantor shall, upon request of the Collateral Agent, move the Collateral and render it available to the Collateral Agent unto premises designated by the Collateral Agent and which, in its opinion, shall be more suitable in the circumstances.

     12.3 GRANTOR'S REMEDY

     If the Grantor remedies the default mentioned in the prior notice of exercise of hypothecary right, the Grantor shall, as required by law, pay all reasonable fees incurred by the Collateral Agent by reason of the default; these fees shall include without limitation the administrative fees of the Collateral Agent, the legal fees of its legal advisers and fees paid to experts.

     12.4 TAKING IN PAYMENT

     If the Collateral Agent elects to exercise its right to take in payment the Collateral and the Grantor requires that the Collateral Agent instead sell by itself or under judicial authority, the Collateral on which such right is exercised, the Grantor hereby acknowledges that the Collateral Agent shall not be bound to abandon its recourse of taking in payment unless, prior to the expiry of the time period allocated for surrender, the Collateral Agent (i) has been granted a security satisfactory to it, to ensure that the proceeds of the sale of the Collateral will be sufficient to pay the Notes in full, (ii) has been reimbursed for all reasonable costs and expenses incurred in connection to this Deed, including all fees of consultants and legal counsel and (iii) has been advanced the necessary sums for the sale of said Collateral; the Grantor further acknowledges that the Collateral Agent alone is entitled to select the type of sale it may wish to conduct or have conducted.

     12.5 SURRENDER OF COLLATERAL

     The Grantor will be deemed to have surrendered the Collateral which is in the possession of the Collateral Agent, or of a third party on its behalf, if the Collateral Agent has not, within the delays determined by law or by a tribunal to surrender, received written notice from the Grantor to the effect that it intends to contest the exercise of the hypothecary recourse set forth in the prior notice.

     12.6 EVALUATION

     Where the Collateral Agent sells the Collateral itself, it shall not be required to obtain any prior evaluation by a third party.

     12.7 SALE OF COLLATERAL

     The Collateral Agent may elect to sell the Collateral after giving such prior notices as may be required by law; the sale may be made with legal warranty given by the Grantor or with complete or partial exclusion of such warranty; the sale may also be made cash or with a term or under such reasonable conditions determined by the Collateral Agent; upon failure of payment of the purchase price, the Collateral Agent may resiliate or resolve such sale and such Collateral may then be resold.

     12.8 USE OF PREMISES

     In order to exercise any of its rights, the Collateral Agent may use the premises located in the Immovables.

     12.9 SEVERAL COLLATERAL AGENTS

     Where several Collateral Agents are involved, the parties hereto waive the application of Sections 1332 to 1338 inclusively of the CIVIL CODE OF QUEBEC.

     12.10 IMPUTATION OF PAYMENTS

     Except as herein otherwise expressly provided, all monies arising from any sale or realization of the Collateral, in whole or in part, whether under any sale by the Collateral Agent or by judicial process or otherwise, shall be applied, together with any other monies then in the hands of the Collateral Agent and available for such purpose, in the first place to pay or reimburse the Collateral Agent's fees, charges, expenses, borrowing, advances and all other moneys provided or obtained by it or at its request in or about the execution of its powers and rights with respect to these presents, with interest thereon as herein provided, secondly, to the Trustee, acting on behalf of the Holders, on account of Secured Obligations, to the extent of their interests and thirdly, to the account of the Grantor or of any Person entitled by law to receive same. The Grantor shall only be credited with amounts received by the Collateral Agent in cash from the possession, sale, lease or other disposition of, or realization upon, the Collateral as and when such cash is received.

     12.11 LIABILITY OF GRANTOR

     Except if the right of taking in payment is exercised, the Grantor shall remain liable to the Collateral Agent for any deficiency remaining after the application of the proceeds of any sale, lease or disposition of the Collateral by the Collateral Agent.

13.  GENERAL PROVISIONS

     13.1 ADDITIONAL SECURITY

     The Hypothec created hereby is in addition to and not in substitution of or in replacement for any other hypothec or security held by the Collateral Agent and shall not impair the Collateral Agent's rights of compensation and set-off.

     13.2 INVESTMENTS

     After the occurrence and during the continuance of an Event of Default, the Collateral Agent may, at its entire discretion, invest any monies or instruments received or held by it pursuant to this Deed or deposit same in an account without having to comply with any legal provisions concerning the investment of property of others.

     13.3 SET-OFF

     After the occurrence and during the continuance of an Event of Default and provided the Secured Obligations are due and exigible or that the Collateral Agent is entitled to declare them owing and exigible, the Collateral Agent may compensate and set-off any Secured Obligations with any and all amounts then owed to the Grantor by the Collateral Agent or the Trustee in any capacity, whether due or not, and the Collateral Agent shall then be deemed to have exercised such right to compensate and set-off as at the time the decision was taken by it even though the entry therefor is made on the Collateral Agent's record subsequent thereto.

     13.4 IMPUTATION OF PAYMENTS

     The Collateral Agent shall be at liberty to impute any amounts collected in the exercise of its rights prior to or after any Event of Default as it may choose without having to comply with any provisions of the CIVIL CODE OF QUEBEC concerning the imputation of payments.

     13.5 DELAYS

     The Collateral Agent may grant delays, take any security or renounce thereto, accept compromises, grant quittances and releases and generally deal, with any matters related to the Collateral, the whole without limiting the rights of the Collateral Agent and without reducing the liability of the Grantor.

     13.6 CONTINUING SECURITY

     The Hypothec shall be a continuing security and shall remain in full force and effect despite the repayment from time to time, of the whole or of any part of the Secured Obligations; it shall remain in full force until the execution of a final release by the Collateral Agent.

     13.7 TIME OF ESSENCE

     The Grantor shall be deemed "EN DEMEURE" by the mere lapse of time provided for the Grantor to perform its obligations or the expiry of any term therefor, without the Collateral Agent being obliged to serve any notice or prior notice upon the Grantor.

     13.8 CUMULATIVE RIGHTS

     The rights and recourses of the Collateral Agent hereunder are cumulative and do not exclude any other rights and recourses which the Collateral Agent might have. No omission or delay on the part of the Collateral Agent in the exercise of any right shall have the effect of operating as a waiver of such right. The partial or sole exercise of a right or power will not prevent the Collateral Agent from exercising thereafter any other right or power. The Collateral Agent may exercise its right hereunder without any obligation to exercise any right against any other person liable for payment of the Secured Obligations and without having to enforce any other security granted with respect to the Secured Obligations.

     13.9 IRREVOCABLE POWER OF ATTORNEY

     Effective following the occurrence and continuance of an Event of Default, the Collateral Agent is hereby designated as the irrevocable attorney of the Grantor with full powers of substitution for the purposes hereof or for the purpose of carrying out any and all acts and executing any and all deeds, proxies or other documents which the Collateral Agent may deem useful in order to exercise its rights or which the Grantor neglects or refuses to execute or to carry out.

     13.10 PERFORMANCE

     Following the occurrence and continuance of an Event of Default, the Collateral Agent may, at its entire discretion, perform any of the Grantor's liabilities under this Deed.

     13.11 DELEGATION

     The Collateral Agent may appoint any person or persons for the purpose of exercising any of its rights, actions or the performance of any covenant resulting from this Deed or from the law or equity; in such case, the Collateral Agent may supply such person with any information it holds relating to the Grantor or to the Collateral, provided that, in respect of any confidential information concerning the Grantor, the Collateral Agent shall, prior to the occurrence and continuance of an Event of Default, before supplying such confidential information to any other person, put into place such procedures and obtain such assurances as reasonably requested by the Grantor in order that such information will remain confidential and that such third person will be bound by a duty of confidentiality to the Grantor.

     13.12 WAIVER

     Where the Grantor has taken an Immovable in payment for a hypothecated claim ranking prior to the present Hypothec, the Grantor waives its right to take advantage of the provisions of Section 2771 of the CIVIL CODE OF QUEBEC.

     13.13 SOLIDARY LIABILITY

     Where several Grantors have signed the present Deed or further become liable for the obligations of the Grantor, each such person shall be solidarily (jointly and severally) liable toward the Collateral Agent for the performance of all the

Secured Obligations. "Solidary" means that each such person is liable individually for the whole amount due.

     13.14 LIABILITY

     The Collateral Agent shall not be liable for material injuries or damages resulting from its fault, or the fault of its agents, officers, consultants, unless such fault is gross or intentional.

     13.15 SUCCESSORS

     The rights hereby conferred upon the Collateral Agent shall benefit all its successors, including any entity resulting from the merger of the Collateral Agent with any other person or persons.

     13.16 NOTICES

     Any notice to the Grantor shall be delivered to its address set out hereinafter or to any other address in Canada of which the Collateral Agent has been given written notice; any notice to the Collateral Agent shall be delivered to the Collateral Agent's branch located at the address set out hereinafter.

     13.16.1  BNY Trust Company of Canada
              4 King Street
              Suite 1101
              Toronto, Ontario
              M5H 1B6
              Attention: George Bragg

              Telecopier 416) 933-8505

     13.16.2  SLM Trademarks Acquisition Canada Corporation
              3500 De Maisonneuve Boulevard
              Suite 800
              Montreal, Quebec
              H3Z 3C1

              Attention: Robert Desrosiers

              Telecopier(514) 932-2020

     13.17 RECEIPT OF NOTICE

     All notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made to the party to which such notice, request, demand or other communication is required or permitted to be given or made under this Agreement, when delivered to such party

(by certified mail, postage prepaid, or by telegraph, telecopier or hand delivery) at its address and attention set forth in the Section 13.16 herein, or at such other address as any of the parties hereto may hereafter notify to the others in writing. If such delivery is made on a day which is not a Business Day or after 3:00 o'clock p.m. on a Business Day, the relevant communication shall be deemed delivered and received the next Business Day.

     13.18 TRUST PROVISIONS

     No trust within the meaning of Chapter II of the Title Six of Book Four of the CIVIL CODE OF QUEBEC is intended to be or is created or constituted hereby. In addition, the provisions of Title Seven of Book Four of the CIVIL CODE OF QUEBEC shall not apply to any administration by the Collateral Agent hereunder.

14.  CONCERNING THE COLLATERAL AGENT

     14.1 GOOD FAITH

     The Collateral Agent shall act honestly and in good faith and with prudence and diligence and the Collateral Agent shall only be accountable for reasonable diligence and prudence in the management of the rights hereof, and shall only be liable for its own gross or intentional fault.

     14.2 DISCRETION

     The Collateral Agent, except as herein otherwise provided and subject to any written request from the Trustee, shall, with respect to all rights, powers and authorities vested in it, have absolute and uncontrolled discretion as to the exercise thereof, whether in relation to the manner or as to the mode and time for the exercise thereof, and in the absence of fraud, it shall be in no way responsible for any loss, costs, damages or inconvenience that may result from the exercise or non-exercise thereof.

     14.3 ENFORCEMENT OF SECURITY

     The Collateral Agent shall have the rights in its discretion to proceed in its name as FONDE DE POUVOIR hereunder to the enforcement of the security hereby constituted by any remedy provided by law, whether by legal proceedings or otherwise but it shall not be bound to do or to take any act or action in virtue of the powers conferred on it by these presents unless and until it shall have been required to do so by way of a any written request from the Trustee; the Collateral Agent shall not be responsible or liable, otherwise than as a FONDE DE POUVOIR, for any debts contracted by it, for damages to persons or property or for salaries or non-fulfillment of contracts during any period for which the Collateral Agent managed the Collateral upon entry, as herein provided, nor shall the Collateral Agent be liable to account for anything except actual revenues or be liable for any loss on realization or for any default or omission for which a mortgagee in possession might be liable; the obligation of the Collateral Agent to commence or continue any act, action or proceeding under this Deed shall, at the option of the Collateral Agent, be conditional upon the Trustee furnishing, when required, sufficient funds to commence or continue such action or proceeding and indemnity reasonably satisfactory to the Collateral Agent.

     14.4 REFERENCE TO CANADIAN COLLATERAL AGENCY AGREEMENT

     The Parties hereto refer to the provisions of the Canadian Collateral Agency Agreement for all matters not already covered herein. In the event of an inconsistency or contradiction between this Deed and the Canadian Collateral Agency Agreement, the Canadian Collateral Agency Agreement shall prevail and govern.

     14.5 PROTECTION OF COLLATERAL AGENT

     The Collateral Agent shall be obliged to act and shall be fully protected in acting pursuant to a written request of the Trustee in connection with any proceedings, act power, right, matter or thing relating to or conferred by or to be done under this Deed.

     14.6 BANKRUPTCY OF COLLATERAL AGENT

     The bankruptcy of the Collateral Agent shall not terminate its rights, powers, trusts and duties hereunder provided that such rights, powers, trusts and duties are assumed by a successor trustee appointed in accordance with the provisions hereof.

15.  INTERCREDITOR AGREEMENT

     Notwithstanding any provision herein to the contrary, in case of any conflict or inconsistency between the provisions of this Deed and those of the Intercreditor Agreement, including, without limitation, with respect to the rights and obligations of the parties and the conditions and terms on which security interests may be enforced, the provisions of the Intercreditor Agreement shall prevail and be paramount.

16.  GOVERNING LAW

     This Deed shall be governed by and construed in accordance with the laws of the Province of Quebec, including the rules relating to conflicts of laws provided for thereunder.

17.  AMENDMENTS

     No amendment may be made to this Deed unless signed by the parties hereto, the Collateral Agent acting pursuant to a written request of the Trustee.

18.  ENGLISH LANGUAGE

     The parties hereto confirm that the present agreement has been drawn up in the English language at their request. Les parties aux presentes confirment que la presente convention a ete redigee en langue anglaise a leur demande.

19.  SCHEDULES

     19.1 SCHEDULE "A" SECURITIES (PAR. 3.6)

     CCM HOLDINGS (1983) INC.

     19.2 SCHEDULE "B"- LOCATION OF COLLATERAL

     44, Chipman Hill, 10th Floor, Saint-John, New-Brunswick, E2L 2A9

     2 Plaza Alexis-Nihon, 3500 De Maisonneuve Boulevard West, Westmount, Quebec, H3Z 3C1

WHEREOF ACT:

DONE AND PASSED in the City of New York, New-York, United States of America, on the date hereinabove set forth, under number three thousand four hundred fifty nine (3,459) of the original of the minutes of the undersigned notary.

AND after the parties had declared to have taken cognizance of these presents and to have exempted the said Notary from reading them, the said duly authorized officers of the Grantor and the Collateral Agent respectively have signed these presents, all in the presence of the said Notary who has also signed.

                            SLM TRADEMARK ACQUISITION CANADA CORPORATION

                       per: Robert Desrosiers
                            -----------------------------------------------

                            BNY TRUST COMPANY OF CANADA

                       per: Larry Olsen
                            -----------------------------------------------

                            Sonia Rainville
                            -----------------------------------------------